UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2005

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Appointment of Principal Officer

          The Company’s Board of Directors has appointed Greg Forrest as the Company’s President and Chief Operating Officer, effective July 6th, 2005.  Mr. Forrest, age 43, was a co-founder, principal owner and President of Bluejack Systems, LLC (“Bluejack”), a Seattle-based supplier of converged communications systems.  The Company acquired substantially all of the assets of Bluejack last August.  Since the acquisition until the time of his appointment as President and COO, Mr. Forrest served as Director of Sales of the Company’s Seattle branch office (the “Seattle Branch”).

          The Company does not have an employment agreement with Mr. Forrest and he serves as an employee-at-will.  There is no family relationship between Mr. Forrest and any other executive officer or director of the Company, nor was there any arrangement or other understanding between Mr. Forrest and any other individual pursuant to which he was to be selected as an executive officer of the Company.

Business Experience

          Prior to his association with the Company, Mr. Forrest has been involved as founder and/or President/CEO with several privately owned companies, including Bluejack, GoBaby LLC (a manufacturer of juvenile outerwear) and Forbar Incorporated (a commercial flooring contractor).  In such capacities, Mr. Forrest has been involved with both rapidly growing and distressed businesses and has been responsible for strategic planning, including assessment, analysis, business plan development and execution, and measuring and monitoring results; design and implementation of financial procedures and processes; development and implementation of sales, marketing, financial and operation plans specific to a target industry; and developing and deploying a custom system and process tools for measuring leading indicators.  During his time with Bluejack from 2001 until August 2004, Mr. Forrest developed an expertise in the telecommunications business and established Bluejack as a Nortel Networks Premium Dealer by 2002.

Certain Related Transactions

          Under the terms of the August 1, 2004 asset purchase agreement with Bluejack, to which Mr. Forrest was a party, the Company was paying an earnout to Bluejack equal to 32% of the Seattle Branch’s gross profit less sales expenses (the “Earnout”).  The Earnout was to be paid for a term of five years from the date of the acquisition.  Upon the appointment of Mr. Forrest as the Company’s President and COO, Bluejack and Mr. Forrest have agreed to forego the Earnout for the remainder of such 5-year period, in exchange for a cash payment of $50,000 and 100,000 shares of restricted common stock of the Company.  The restricted stock carries restrictions against transfer for 2 years as to 50,000 shares, 3 years as to 25,000 shares, and 4 years as to the remaining 25,000 shares.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA TECHNOLOGIES, INC.
(Registrant)

Dated: July 6, 2005	By:	/s/ JACK R. INGRAM

Jack R. Ingram, Chief Executive Officer

3